SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 15, 2007

Date of Report

March 15, 2007

(Date of earliest event reported)

INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50164	87-0618756
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Unit 3506, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

(Address of principal executive offices, including zip code)

       (852) 3102 1602

(Registrant’s telephone number, including area code)

___________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events

On March 15, 2007, Innocom Technology Holdings Limited (“Innocom”), a British Virgin Islands company and a wholly-owned subsidiary of Innocom Technology Holdings, Inc. (the “Registrant”), entered into a distribution agreement (the “Agreement”) with SHANGHAI BODA ELECTRONICS CO., LTD. (“BODA”), a company incorporated under the laws of The People’s Republic of China (“PRC”) whereby BODA appoints Innocom as its exclusive distributor for its in-house developed analogy television mobile phone (the “TV Mobile Phone”) for overseas market.  Pursuant to the Agreement, Innocom shall distribute the TV Mobile Phone to overseas market (meaning the world market except Mainland China but inclusive of Hong Kong Special Adminstration Region of the PRC (“Hong Kong SAR”), Macau Special Adminstration Region of the PRC (“Macau SAR”) and the Republic of China or Taiwan) for an indefinite term until either party calls for the termination of this Agreement, after One year from date of the Agreement, by giving One Hundred Eighty (180) days prior written notice to the other party.  Commission to Innocom shall be further negotiated and set on contract by contract basis.

The above descriptions of these transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Title

99.1

BODA License Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Date: March 15, 2007

By: /s/ William Yan Sui Hui

William Yan Sui Hui

Chief Executive Officer and

Chief Financial Officer

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